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[SPOLIN & SILVERMAN LLP]



[Date of Issuance], 1999


DeCrane Holdings Co.
c/o DeCrane Aircraft Holdings, Inc.
2361 Rosecrans Avenue, Suite 180
El Segundo, California  90245

Ladies and Gentlemen:

The undersigned has acted as special counsel to DeCrane Holdings Co., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, for the registration of 100,000 warrants each for 1.55 shares of common stock, $0.01 par value per share, of the Company, and such common stock as may be issued upon the exercise thereof. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including the Registration Statement, the Certificate of Incorporation of the Company and the By-laws of the Company.

Based on the foregoing, we are of the opinion that the warrants are duly authorized and delivered; and that the common stock issuable upon the exercise of the warrants is authorized and reserved for issuance and, when duly issued and delivered, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the prospectus contained in such Registration Statement. We are members of the bar of the State of California.

The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, other than the holders of the foregoing warrants and common stock, who may rely upon it as if addressed directly to them.

                                          Very truly yours,

                                          /s/ Spolin & Silverman LLP